UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 8, 2007

ATMEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-19032	77-0051991

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2325 Orchard Parkway
San Jose, CA 95131
(Address of principal executive offices, including zip code)
(408) 441-0311
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
On March 1, 2007, Atmel filed a Form 12b-25 with the Securities and Exchange Commission indicating that it would be unable to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (the “Form 10-K”). As expected, on March 8, 2007, Atmel received an additional notice of non-compliance from the Staff of The NASDAQ Stock Market, in accordance with NASDAQ Marketplace Rule 4310(c)(14), due to the delay in the filing of the Form 10-K. As previously announced, Atmel received notices of non-compliance from NASDAQ on August 14, 2006 and November 14, 2006 due to delays in the filing of the Company’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2006 and September 30, 2006, respectively (collectively, the “Forms 10-Q”). The Forms 10-Q and Form 10-K filing delays are attributable to the fact that the Audit Committee of the Board of Directors is conducting an independent investigation regarding timing of past stock option grants and other potentially related issues.
As previously disclosed, in response to the first notice of non-compliance, Atmel requested a hearing before a NASDAQ Listing Qualifications Panel (the “Panel”). Following the hearing, the Panel granted the Company’s request for continued listing subject to the requirements that Atmel provide the Panel with certain information relating to the Audit Committee’s investigation, which was submitted to the Panel, and that the Company file the Forms 10-Q and any necessary restatements by February 9, 2007.
On January 22, 2007, the NASDAQ Listing and Hearing Review Council (the “Listing Council”) determined to call the Company’s matter for review. The Listing Council also determined to stay the Panel decision that required the Company to file the Forms 10-Q by February 9, 2007. In connection with the call for review, the Listing Council has now requested that the Company provide an update on its efforts to file the delayed Form 10-K. The Company intends to comply with this request.
The Company is working diligently to complete all necessary filings and thereby demonstrate compliance with all applicable requirements for continued listing on the NASDAQ Global Select Market; however, there can be no assurance that the Listing Council will determine to grant the Company a further extension following its review of the forthcoming submission.
The Audit Committee has not completed its work nor reached final conclusions. The Audit Committee is making every effort to complete its investigation and the Company is making every effort to complete the necessary accounting and reporting. The Company anticipates filing the Forms 10-Q and the Form 10-K by early June 2007 with the SEC. The Company also expects to file its Quarterly Report on Form 10-Q for the quarter ending March 31, 2007 as soon as practicable thereafter.
A copy of the press release relating to this announcement is attached as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated as of March 14, 2007, entitled “Atmel Receives Additional NASDAQ Notice.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atmel Corporation
(Registrant)

Date: March 14, 2007	By:	/s/ Robert Avery

Robert Avery
Vice President Finance &
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated as of March 14, 2007, entitled “Atmel Receives Additional NASDAQ Notice.”

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